SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 16, 2007, Noble International, Ltd. (“Noble”) held a conference call to discuss its recently announced signing of a Share Purchase Agreement with Arcelor, S.A. for the combination of Arcelor’s tailor welded blank business (“TBA”) into Noble, and its need for extended time to file its Annual Report on 10-K, each as more particularly described in Noble’s Current Report on Form 8-K dated March 16, 2007. During the conference call, David Fallon, Noble’s Chief Financial Officer, reported the following estimated financial projections:

a)	Estimated 2007 pro-forma sales (including TBA) of approximately $1.2 billion;
b)	Estimated post-acquisition debt to EBITDA ratio in the range of 1.75:1 – 2.00:1; and
c)	Estimated 2007 total revenues excluding TBA of $640-$650 million.

A replay of this conference call will be available until 5 PM March 23, 2007 by calling 877-519-4471 or 973-341-3080 and entering access code 8391527.

The statements referred to in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements, as well as statements which addressed events or developments that we believe or expect to occur in the future, are subject to certain risks and uncertainties that could cause actual results or events to differ materially from those anticipated.

The information contained in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD., a Delaware corporation (Registrant)

Date: March 16, 2007	By:	/s/ Andrew J. Tavi
Vice President and General Counsel